FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         SWEPCO CAPITAL I                    SOUTHWESTERN ELECTRIC POWER
 (Exact name of co-registrant as                      COMPANY
   specified in trust agreement)      (Exact name of co-registrant as specified
                                                  in charter)

           Delaware                                   Delaware
   (State of incorporation                     (State of incorporation
        or organization)                          or organization)

          75-6504102                                 72-0323455
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)


                     c/o Southwestern Electric Power Company
                                428 Travis Street
                        Shreveport, Louisiana 71156-0001
          (Address of principal executive offices, including zip code)


         Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
  Title of each class to be so registered       each class is to be registered

  7.875% Trust Preferred Securities, Series A      New York Stock Exchange


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:  None



         The Commission is respectfully requested to send copies of all notices, orders and communications to:

                               ROBERT B. WILLIAMS
                                 JORIS M. HOGAN
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

                  The securities to be registered hereby are 7.875% Trust Preferred Securities ("Preferred Securities"), of SWEPCO Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of SWEPCO Capital I and are guaranteed by Southwestern Electric Power Company (the "Company"), a Delaware corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 of the Company and SWEPCO Capital I (Registration Nos. 333-21155 and 333-21155- 01) filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997. Such registration statement, as amended (the "Registration Statement"), became effective on April 7, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated April 7, and Prospectus Supplement, dated April 30 (collectively, the "Prospectus") filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits.

                  The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of SWEPCO Capital I are registered. Accordingly the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


       Exhibit
       Number                                Description and Method of Filing


        1(a)     The Prospectus              Filed pursuant to Rule 424 in
                                             connection with the Registration
                                             Statement of the Company and
                                             SWEPCO Capital I (Reg. Nos. 333-
                                             21155 and 333-21155-01).

        4(a)    Form of Indenture between    Filed as Exhibit 4(a) to the
                the Company and The Bank of  Registration Statement of the
                New York, as Trustee         Company and SWEPCO Capital I
                                             (Reg. Nos. 333-21155 and
                                             333-21155-01).

        4(d)   Form of Junior Subordinated   Filed as Exhibit 4(d) to the
               Debenture (contained in the   Registration Statement of the
               Form of Supplemental          Company and SWEPCO Capital I (Reg.
               Indenture)                    Nos. 333-21155 and 333-21155-01).

        4(e)   Certificate of Trust of       Filed as Exhibit 4(e) to the
               SWEPCO Capital I              Registration Statement of the
                                             Company and SWEPCO Capital I (Reg.
                                             Nos. 333-21155 and 333-21155-01).

        4(f)   Trust Agreement of SWEPCO     Filed as Exhibit 4(f) to the
               Capital I                     Registration Statement of the
                                             Company and SWEPCO Capital I (Reg.
                                             Nos. 333-21155 and 333-21155-01).

        4(g)   Form of Amended and           Filed as Exhibit 4(g) to the
               Restated Trust Agreement of   Registration Statement of the
               SWEPCO Capital I              Company and SWEPCO Capital I (Reg.
                                             Nos.333-21155 and 333-21155-01).

        4(h)   Form of Preferred Security    Filed as Exhibit 4(h) to the
               (contained in the Form of     Registration Statement of the
               Amended and Restated Trust    Company and SWEPCO Capital I (Reg.
               Agreement                     Nos. 333-21155 and 333-21155-01).

        4(i)   Form of Guarantee Agreement   Filed as Exhibit 4(i) to the
                                             Registration Statement of the
                                             Company and SWEPCO Capital I (Reg.
                                             Nos. 333-21155 and 333-21155-01).

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  May 6, 1997
                                        SWEPCO CAPITAL I


                                        By: /s/Wendy G. Hargus
                                        Name:   Wendy G. Hargus
                                        Not in their individual capacity,
                                        but solely as Trustee